EXHIBIT 5.1





(210) 524-9000
                                            September 9, 1997



Kinetic Concepts, Inc.
8023 Vantage Drive
San Antonio, Texas   78230




                          Re:  Registration Statement
                               on Form S-8 for  the  Kinetic
                               Concepts, Inc.  1997  Stock
                               Incentive Plan


Gentlemen:

      I have acted as counsel to Kinetic Concepts, Inc. (the "Company") in connection with the preparation for filing with the Securities and Exchange Commission of a Registration Statement on
Form S-8 (the "Registration Statement") under the
Securities  Act of  1933, as amended.  The
Registration Statement relates to an aggregate of 2,500,000 shares (the "Shares") of common stock, par value $.001 per share, of the Company ("Common
Stock"). The Shares  are issuable pursuant to the Kinetic
Concepts, Inc.  1997 Stock Incentive Plan (the "Plan").

       I   have   examined  such  corporate  records,
documents, instruments and certificates of the Company as I have deemed necessary, relevant or appropriate to enable me to render the opinion expressed herein. In such examination, I have assumed the genuineness of all signatures and the authenticity of all documents, instruments, records and certificates submitted to us as copies or originals.

      Based upon the foregoing, I am of the opinion that the Shares will have been duly authorized and legally issued and will constitute fully paid and nonassessable shares of Common Stock of the Company when issued in accordance with the Plan.

      I  hereby consent to the use of this opinion as
Exhibit 5.1 to the Registration Statement. In giving this consent, I do not admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, the rules or regulations of the Securities and Exchange Commission promulgated thereunder or any similar provisions of any state securities laws or regulations.

                  Very truly yours,



                  /s/ DENNIS E. NOLL
                  -------------------
                  Dennis E. Noll, Esq.